UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

CAS MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)

44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2015, CAS Medical Systems, Inc. (the “Company”) filed a Preliminary Prospectus Supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), which contained the following information on page S-3 thereof:

We have completed our fourth quarter and full year ended December 31, 2014. Although we have not yet finalized and announced our consolidated financial results for these periods, our preliminary financial data reflect revenues of approximately $5.8 million and $22.9 million for fourth quarter and full year ended December 31, 2014, respectively. Sales of our FORE-SIGHT Oximetry products for the fourth quarter of 2014 were approximately $3.2 million, an increase of approximately 26% from the same prior year period, while sales of our traditional monitoring products were approximately $2.6 million, a decrease of approximately 23% from the same prior year period. For the full year 2014, sales of our FORE-SIGHT Oximetry products were approximately $12.4 million, an increase of approximately 37% over 2013 while sales of our traditional monitoring products were approximately $10.5 million, or 18% below 2013 levels.

We expect to announce a net loss applicable to common stockholders for the quarter ended December 31, 2014 of approximately $0.10 – $0.12 per diluted common share and a net loss applicable to common stockholders of approximately $0.45 – $0.48 per diluted common share for the full year 2014.

Cash and cash equivalents were approximately $4.5 million at December 31, 2014. During the fourth quarter of 2014, the Company borrowed $1.0 million against its revolving line-of-credit facility with its lender and had available borrowings of approximately $1.0 million at December 31, 2014.

Item 7.01. Regulation FD Disclosure

On February 4, 2015, the Company issued a press release announcing a proposed underwritten public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated February 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: February 4, 2015	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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